UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

On January 31, 2007, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release announcing that it has signed a non-binding letter of intent to acquire the assets of 17 Red Robin franchised restaurants in the state of California, owned by Top Robin Ventures, Inc. and Morite of California, for a cash purchase price of approximately $47.5 million, subject to purchase price adjustments, and less any assumed indebtedness.  The letter of intent also provides for up to an additional $3 million purchase price earn-out to be paid in 2008 upon the acquired restaurants achieving certain 2007 sales targets.  A copy of the press release issued January 31, 2007 by the Company is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 8.01 by reference.

ITEM 9.01                                       Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated January 31, 2007

SIGNATURE

                   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2007

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated January 31, 2007